Exhibit 99.1

Certification Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to the requirement set forth in Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted), Thomas M. Siebel, Chairman and CEO of Siebel Systems, Inc. (the "Company"), and Kenneth A. Goldman, Senior Vice President, Finance and Administration and Chief Financial Officer of the Company, each hereby certify that, to the best of their knowledge:

  The Company's Quarterly Report on Form 10-Q for the period ended September 30, 2002, to which this Certification is attached as Exhibit 99.1 (the "Periodic Report"), fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and

  The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

In Witness Whereof, the undersigned have set their hands hereto as of the 7th day of November, 2002.

/s/ Thomas M. Siebel Thomas M. Siebel Chairman and CEO (Principal Executive Officer)	/s/ Kenneth A. Goldman Kenneth A. Goldman Senior Vice President, Finance and Administration and Chief Financial Officer (Principal Financial Officer)